Exhibit 21

LIST OF THE WESTERN UNION COMPANY SUBSIDIARIES

(as of December 31, 2008)

Name of Subsidiary	Jurisdiction of Incorporation
A. Serviban S.A.	Peru
American Rapid Corporation	Delaware, USA
E Commerce Group Products Inc.	New York, USA
E Commerce Group, Inc.	New York, USA
Western Union Holding (Bermuda) Limited	Bermuda
Western Union (Bermuda) Holding Finance Ltd.	Bermuda
Western Union Management (Bermuda) Limited	Bermuda
First Financial Management Corporation	Georgia, USA
Global Collection Services, S.A.	Argentina
Grant Financial Group, Inc.	California, USA
Grupo Dinámico Empresarial, S.A. de C.V.	Mexico
LawNet, Inc.	New York, USA
LegalTech, Inc.	New York, USA
Montvale Mortgage Associates, LLC	Delaware, USA
MT Caribbean Holdings Srl	Barbados
MT Global Holdings Ltd.	Bermuda
MT Group Ltd.	Bermuda
MT Holdings (Bermuda) Limited	Bermuda
MT International Holdings Limited	Bermuda
MT International Operations Ltd.	Bermuda
MT International Operations Partnership	Bermuda
MT Network Holdings Ltd.	Bermuda
MT Processing Holdings Ltd.	Bermuda
MT Worldwide Holdings Ltd.	Bermuda
OOO Western Union MT East	Russian Federation
Operaciones Internationales de O.V., S de R.L. de C.V.	Mexico
Orlandi de Mexico S.A. de C.V.	Mexico
Red Global SA	Argentina
PayBills.com Inc.	New York, USA
Paymap, Inc.	Delaware, USA
Servicio Electrónico de Pago S.A.	Argentina
Servicio Integral de Envios S. de R.L. de C.V.	Mexico
Servicios de Apoyo GDE, S.A. de C.V.	Mexico
Societe Financiere de Paiements SAS	France
SpeedPay, Inc.	New York, USA
The Western Union Real Estate Holdings LLC	Delaware, USA
Transfer Express de Panama S.A.	Panama
Union del Oeste de Costa Rica SrL	Costa Rica
Vigo Bermuda Ltd.	Bermuda
Vigo Italy S.R.L.	Italy
Vigo MT International Limited	Ireland
Vigo Remittance Canada Company	Nova Scotia, Canada
Vigo Remittance Corporation	Delaware, USA
Vigo Remittance Ireland Limited	Ireland
Vigo UK Limited	United Kingdom
Western Union Acquisition Partnership	Australia
Western Union Benelux MT Limited	Ireland
Western Union Chile Limitada	Chile
Western Union Communications, Inc.	Delaware, USA
Western Union Deutschland GbR	Germany
Western Union do Brasil Servicos e Participacoes Ltda.	Brazil

Name of Subsidiary	Jurisdiction of Incorporation
Western Union (Hellas) International Holdings S.A.	Greece
Western Union Holding (Bermuda) Ltd. & Co. OEG	Austria
Western Union Financial Holdings L.L.C	New York, USA
Western Union Financial Services S.A.	Argentina
Western Union Financial Services (Australia) Pty. Ltd.	Australia
Western Union Financial Services (Belgium) SPRL	Belgium
Western Union Financial Services (Canada), Inc.	Ontario, Canada
Western Union Financial Services Eastern Europe LLC	Delaware, USA
Western Union Financial Services International (France) SARL	France
Western Union Financial Services GmbH	Germany
Western Union Financial Services GmbH	Austria
Western Union Financial Services (Hong Kong) Limited	Hong Kong
Western Union Financial Services (Italia) Srl	Italy
Western Union Financial Services (Korea) Inc.	Korea
Western Union Financial Services (Luxembourg) SARL	Luxembourg
Western Union Financial Services Overseas, Inc.	Delaware, USA
Western Union Financial Services, Inc.	Colorado, USA
Western Union GB Limited	United Kingdom
Western Union Holdings, Inc.	Georgia, USA
Western Union International Bank GmbH	Austria
Western Union International Limited	Ireland
Western Union Ireland Holdings Limited	Ireland
Western Union Italy Holdings Srl	Italy
Western Union, LLC	Colorado, USA
Western Union Morocco SARL	Morocco
Western Union Network (Bermuda) Limited	Bermuda
Western Union Network (Canada) Company	Nova Scotia, Canada
Western Union Network (France) SAS	France
Western Union Network (Ireland) Limited	Ireland
Western Union Northern Europe GmbH	Germany
Western Union Online Limited	Ireland
Western Union Operations (UK) Ltd.	United Kingdom
Western Union Overseas Limited	Ireland
Western Union Peru SAC	Peru
Western Union Processing Limited	Ireland
Western Union Provision of Marketing & Advertising Services (Hellas) MEPE	Greece
Western Union Regional Panama S.A.	Panama
Western Union Holding (Netherlands) CV	Netherlands
Western Union Services, Inc.	Maryland, USA
Western Union Services India Private Limited	India
Western Union Services (Philippines) Inc.	Philippines
Western Union Services Singapore Pte. Ltd.	Singapore
Western Union Services S.L.	Spain
Western Union Services (Spain) S.L.	Spain
Western Union Settlement Holdings Limited	Ireland
Western Union Singapore Limited	Bermuda
Western Union UK Ltd.	United Kingdom
Western Union Consulting Services (Beijing) Ltd.	Beijing
WU BP Peru SRL	Peru